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                                                                  Exhibit 1

                             JOINT FILING AGREEMENT


               The undersigned, and each of them, do hereby agree and consent to the filing of a single Amendment No. 1 and amendments thereto, on behalf of all of them with respect to their joint statement on Schedule 13D filed with the Securities and Exchange Commission on August 5, 1996, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

     Dated: September 6, 1996

                              GREENCORE GROUP PLC



                              By:   /s/  Kevin O'Sullivan
                                  -----------------------------------------
                              Name:   Kevin O'Sullivan
                              Title:  Chief Financial Officer and Director


                              EARLSFORT HOLDINGS B.V.


                              By:   /s/  Kevin O'Sullivan
                                  -----------------------------------------
                              Name:   Kevin O'Sullivan
                              Title:  Managing Director